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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             -----------------------



                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                FEBRUARY 18, 2000

                    -----------------------------------------

                           EN POINTE TECHNOLOGIES, INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                        COMMISSION FILE NUMBER 000-28052


                 DELAWARE                             NUMBER: 75-2467002
    (STATE OR OTHER JURISDICTION OF                  I.R.S. EMPLOYER I. D.
    INCORPORATION OR ORGANIZATION)


                       100 N. SEPULVEDA BLVD., 19TH FLOOR
                       EL SEGUNDO, CALIFORNIA                 0245
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


                                 (310) 725-5200
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. Other Events.

         The Company announces that its internet subsidiary, firstsource.com, inc. (formerly Purchase Pointe, Inc.) recently completed a private placement of Series A convertible preferred stock in the gross amount of $15 million, less about $600,000 of related costs. The Series A preferred stock has a stated 8% annual dividend, payable out of profits, is non-cumulative, has voting rights, and converts into common stock at an initial conversion price of $4.187 per share.

         Such funding resulted in the sale of 3,582,517.32 shares at $4.187 per share, representing 27.8% of the total 12,886,853 shares of outstanding common and preferred stock of firstsource.com, Inc. With the conclusion of this sale, the Company's ownership percentage in the total common and preferred shares outstanding has been reduced from 71% to 52%.


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     SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          EN POINTE TECHNOLOGIES, INC.




Date: February 18, 2000

/s/ Javed Latif
 ---------------------------------------
By:   Javed Latif, Chief Financial Officer